                                  EXHIBIT 7(7)

                         Debenture Repurchase Agreement

                         DEBENTURE REPURCHASE AGREEMENT


          This Debenture Repurchase Agreement (the "Agreement") is entered into as of November 26, 1996, by and among FRANKLIN RESOURCES, INC., a Delaware corporation (the "Parent"), TEMPLETON WORLDWIDE, INC., a Delaware corporation (the "Company" and, with Parent, the "Issuer"), HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("HFCP II"), H&F ORCHARD PARTNERS, L.P., a California limited partnership ("Orchard Partners"), H&F INTERNATIONAL PARTNERS, L.P., a California limited partnership ("International Partners"), and MAGELLAN PTE. LTD., a corporation formed under the laws of Singapore ("Magellan" and, with HFCP II, Orchard Partners and International Partners, collectively the "Sellers").

                                   BACKGROUND

          1. The Sellers are presently the holders of an aggregate of One Hundred Fifty Million Dollars ($150,000,000) principal amount of 6.25% Subordinated Debentures due 2002 (the "Debentures"), which Debentures were issued pursuant to an indenture among the Company, Parent and the Chase Manhattan Bank (the "Trustee") dated as of July 30, 1992 (the "Indenture"). Each Debenture was issued by the Company and guaranteed by the Parent as contemplated by the Indenture. Each Debenture has attached thereto an Option Right (as defined in the Indenture) issued by the Parent, which Option Right affords the holder of the Debenture the right to acquire shares of the Parent's common stock, par value ten cents ($.10) per share (the "Common Stock").

          2. The Parent, the Company and the Sellers have entered into this Agreement to provide for the purchase by the Parent of a portion of the outstanding Debentures and associated Option Rights held by the Sellers as more particularly provided herein. Capitalized terms used without definition herein shall have the meaning ascribed to them in the Indenture.

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1. PURCHASE AND SALE. Subject to the Purchase Closing Conditions set forth in Section 5 hereof, Sellers agree severally to sell and do hereby sell to Parent, and Parent agrees to purchase and does hereby purchase, an aggregate Seventy-four million nine hundred eighty-four thousand nine hundred ninety-three dollars and seventy cents (U.S. $74,984,993.70) face amount of Debentures (the "Purchased Debentures") and the associated Option Rights (the "Purchased Option Rights" and, with the Purchased Debentures, the "Purchased Securities"). Delivery of the Purchased Securities shall be made on the second business day following satisfaction of the Purchase Closing Conditions (as defined herein) or on such other date as the parties shall

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mutually agree (the "Closing Date") by delivery of the Debentures and associated
Option Rights presently held by the Sellers to the Parent. Simultaneously with the receipt of such Debentures, the Parent shall pay to the Sellers in immediately available funds the amount of One hundred sixty-five million eight hundred seven thousand two hundred thirty-three dollars and seventy-three cents (U.S. $165,807,233.73), plus accrued interest on the Purchased Debentures from the Interest Payment Date immediately preceding the Closing Date through and including the Closing Date, by wire transfer to the accounts designated in writing by the Sellers. The aggregate face amount of the Purchased Debentures to be sold by each Seller and the aggregate purchase price to be paid by the Parent to each such Seller, and the remaining face amount of Debentures continuing to be held by such Seller shall be as set forth in Schedule I hereto.

          Section 2. ALLOCATION OF PURCHASE PRICE. The Parent, the Company and the Sellers hereby agree that the purchase price to be paid by the Parent to each Seller is allocated between the Purchased Debentures and the Purchased Option Rights as follows: an amount equal to the Accreted Issue Price (as defined in the Indenture) of the Purchased Debentures, plus the accrued but unpaid interest on such Purchased Debentures, shall be the purchase price for the Purchased Debentures, with the balance representing the purchase price for the associated Purchased Option Rights.

          Section 3. REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller severally represents and warrants that at the Closing: (a) the execution, delivery and performance by each such Seller of this Agreement (i) are within the corporate or partnership power and authority, as appropriate, of each such Seller, (ii) have been duly authorized by all necessary action on the part of such Seller, (iii) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, a limited partnership agreement or organizational document of such Seller or any material contract or agreement to which such Seller is a party, and (iv) will not violate any order, writ, injunction, decree, judgment, ruling, law, rule or other regulation of any court or governmental authority, domestic or foreign, applicable to such Seller or its properties; (b) this Agreement constitutes a legal, valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms; and (c) the delivery of the Purchased Securities to the Parent pursuant to this Agreement will transfer to Parent legal and valid title thereto free and clear of all claims, liens, charges or encumbrances of any kind or nature whatsoever created by Sellers.

          Section 4. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. Each Issuer represents and warrants that at the Closing: (a) the execution, delivery and performance by each

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Issuer of this Agreement (i) are within the corporate power and authority of each Issuer, (ii) has been duly authorized by all necessary corporate or other action on the part of each Issuer, (iii) does not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, as amended, or bylaws of either Issuer or any material contract or agreement to which such Issuer or any material contract or agreement to which either Issuer is a party, and (iv) will not violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to either Issuer or their subsidiaries or any of their respective properties; and (b) this Agreement constitutes a legal, valid and binding agreement of each Issuer enforceable against it in accordance with its terms.

          Section 5. CONDITIONS TO PURCHASE. The obligations of Sellers and Parent to close the transactions contemplated by Section 1 hereof shall be subject to satisfaction of the following conditions (the "Purchase Closing Conditions"):

          (a) The Parent shall have obtained the consent of the Majority Lenders under the Credit Agreement;

          (b) The representations and warranties of each party to the other set forth in Sections 3 and 4 hereof shall continue to be true and correct on and as of the Closing Date, and each party shall deliver to the other a certificate confirming such fact executed by a duly authorized officer of such party; and

          (c) The conditions to all parties' obligations to close the transactions contemplated by the Option Right Exercise Agreement of even date herewith set forth in Section 4 thereof shall have been satisfied or waived.

If the Closing Date has not occurred prior to January 1, 1997, this Agreement shall be of no further force or effect.

          Section 6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          Section 7. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely within California.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                   FRANKLIN RESOURCES, INC.


                                   By:  /s/ Illegible
                                       -------------------------
                                   Title: Senior Vice President
                                          ----------------------


                                   TEMPLETON WORLDWIDE, INC.


                                   By:  /s/ Illegible
                                       -------------------------
                                   Title: Senior Vice President
                                          ----------------------

HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P.
By:  Hellman & Friedman Investors, L.P.,
     its general partner
By:  Hellman & Friedman Investors, Inc.,
     its general partner


By:    /s/ Philip U. Hammarskjold
    ---------------------------------------
Title:     Vice President
       ------------------------------------


H&F ORCHARD PARTNERS, L.P.
By:  H&F Orchard Investors, L.P.,
     its general partner
By:  H&F Orchard Investors, Inc.,
     its general partner


By:    /s/ Philip U. Hammarskjold
    ---------------------------------------
Title:     Vice President
       ------------------------------------

H&F INTERNATIONAL PARTNERS, L.P.
By:  H&F International Investors, L.P.,
     its general partner
By:  H&F International Investors, Inc.,
     its general partner


By:    /s/ Philip U. Hammarskjold
    ---------------------------------------
Title:     Vice President
       ------------------------------------

MAGELLAN PTE. LTD.


By:    /s/ Kunnasagaran Chinniah
    ---------------------------------------
Title:     Director
       ------------------------------------

                                   SCHEDULE I

SELLER              FACE AMOUNT OF      FACE AMOUNT OF     PURCHASE PRICE       FACE AMOUNT OF
                    DEBENTURES HELD     PURCHASED          OF PURCHASED         DEBENTURES
                    (IN $)              DEBENTURES(1)      SECURITIES(2)        CONTINUED TO
                                        (IN $)             (IN $)               BE HELD(3)
                                                                                (IN $)
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
HFCP II             92,970,000          46,475,685.18      102,767,292.60       46,494,314.82
-----------------------------------------------------------------------------------------------
Orchard              5,860,000           2,929,408.12        6,477,523.49        2,930,591.88
-----------------------------------------------------------------------------------------------
International        1,170,000             584,891.91        1,293,316.55          585,108.09
-----------------------------------------------------------------------------------------------
Magellan            50,000,000          24,995,008.49       55,269,101.09       25,004,991.51
-----------------------------------------------------------------------------------------------
TOTAL:             150,000,000          74,984,993.70      165,807,233.73       75,015,006.30
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------




----------------
(1)  To be sold with associated Purchased Option Rights.

(2)  Exclusive of accrued interest.

(3) To be redeemed by the Company in connection with the exercise of the associated Option Rights as contemplated by the Option Right Exercise Agreement.